EXHIBIT 16.1

Letter from DeJoya Griffith to the U.S. Securities and Exchange Commission

December 22, 2014

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE:	Jrsis Health Care Corporation

We have read the statements that we understand Jrsis Health Care Corporation will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC

Certified Public Accountants